                                                                     EXHIBIT 2.6

                               FIFTH AMENDMENT TO

                            STOCK PURCHASE AGREEMENT

This AMENDMENT (this "Fifth Amendment") to the Stock Purchase Agreement (the
"Agreement"), dated as of July 10, 2004, by and among TA Leasing Holding Co.,
Inc., a Delaware corporation ("Seller"), Transamerica Corporation, in its capacity as guarantor pursuant to Section 5.12 of the Agreement, and TAL
International Group, Inc., a Delaware corporation, and the Purchaser under the
Agreement pursuant to Section 10.02(b) thereof ("Purchaser"), as amended by the
First Amendment, dated as of August 10, 2004, the Second Amendment, dated as of
September 30, 2004, the Third Amendment, dated as of November 3, 2004, and the
Fourth Amendment, dated as of January 3, 2005, is made and entered into as of
March 31, 2005, among the parties named above. Except as otherwise specifically indicated, capitalized terms shall have the meanings specified in the Agreement.

A. Seller and Purchaser desire to amend the Agreement, as amended, in connection with the First Amendment dated as of March 31, 2005 to the Credit Agreement dated as of November 3, 2004 among Purchaser, the lenders named therein and
Transamerica Accounts Holding Corporation, as Agent (as amended, the "Credit
Agreement").

     NOW THEREFORE, the parties hereby agree as follows:

     1. Definitions. Section 1.1 ("Definitions") of the Agreement is hereby amended to include the following definitions:

     "Assignment" means an assignment or participation by AEGON of all or any portion of its interest in the AEGON Loan to any Person that is not an affiliate of AEGON.

     "Distribution Date" means the fifth Business Day after each Measurement
Date; provided, however, that the Distribution Date with respect to the
Measurement Date occurring on the last day of March, 2005 shall be April 29,
2005.

     "Measurement Date" means the last day of each of March, April, May, June,
July and August, 2005.

     "Pro Rata Factor" as of any date means the fraction reflecting (a) the aggregate outstanding principal amount of the AEGON Loan then beneficially owned by AEGON (excluding any such principal amount to which AEGON has granted a participation interest to any Person that is not an affiliate of AEGON) divided by (b) $275,000,000. Prior to any Assignment or any repayment of principal with respect to the AEGON Loan, the Pro Rata Factor shall be 1.00. For purposes of the definition of "Pro Rata Factor," the Intercreditor Agreement dated as of
November 3, 2004 among Purchaser, Transamerica Accounts Holding Corporation, as
agent, and the other parties thereto shall be deemed not to constitute an assignment or the granting of any participation interest in the AEGON Loan to any Person.

     "Purchaser Distribution Amount" shall be an amount, calculated as of each
Measurement Date, equal the product of (a) sum of (i) the remaining number of
Measurement Dates occurring after such Measurement Date, plus (ii) one, (b)
$1,000,000 and (c) the difference, if any, expressed as a decimal, carried out to five decimal places, between (i) the Pro Rata Factor as of the immediately preceding Measurement Date and (ii) the Pro Rata Factor as

of such Measurement Date. The Purchaser Distribution Amount with respect to the
Measurement Date occurring on March 31, 2005 shall be zero.

     "Seller Distribution Amount" shall be an amount, calculated as of each
Measurement Date, equal to the product of the Pro Rata Factor as of such
Measurement Date multiplied by $1,000,000.

     2. Other Agreement Amendments.

          2.1 Section 5.15 of the Agreement is hereby deleted in its entirety and replaced with the following:

          (a) On the Closing Date, Purchaser shall cause Borrower (as defined in
Exhibit A hereto) to deposit $6,000,000 (the "Escrow Funds") of the proceeds borrowed under the AEGON Loan into an escrow account established with an escrow agent selected by Seller, and acceptable to Purchaser and Borrower. Pursuant to an escrow agreement to be entered into by Seller, Purchaser, Borrower and such escrow agent on or prior to the Closing Date, such escrow agreement to be in form and substance satisfactory to the parties, the Escrow Funds shall be distributed as set forth in this Section 5.15.

          (b) On each Distribution Date, the escrow agent shall distribute the
Purchaser Distribution Amount for the immediately prior Measurement Date to the
Purchaser and the Seller Distribution Amount for the immediately prior
Measurement Date to the Seller.

          (c) On September 9, 2005, the escrow agent shall distribute (i) to
Seller an amount equal to (x) any remaining amount in the escrow fund as of such date multiplied by (y) a fraction, the numerator of which shall be the total amount distributed pursuant to the escrow agreement to Seller prior to such date and the denominator of which shall be $6,000,000 and (ii) to Purchaser an amount equal to (x) any remaining amount in the escrow fund as of such date multiplied by (y) a fraction, the numerator of which shall be the total amount distributed pursuant to the escrow agreement to Purchaser prior to such date and the denominator of which shall be $6,000,000.

     2. Construction. All provisions of the Agreement, as amended by the First
Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and
this Fifth Amendment, shall apply to the purchase of the Shares and the
Business.

     3. Ratification of Agreement. Except as modified or otherwise provided by the terms of this Fifth Amendment, the Agreement, as amended by the First
Amendment, the Second Amendment, the Third Amendment. the Fourth Amendment, and
this Fifth Amendment, is hereby ratified and confirmed in its entirety, and remains in full force and effect in accordance with its terms.

     4. Authority. The execution and delivery by Purchaser of this Fifth
Amendment and the performance by Purchaser of its obligations under this Fifth
Amendment (i) are within its corporate power and authority, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any breach or contravention of any material provision of applicable law, statute, rule or regulation to which Purchaser is subject or any judgment, order, writ, injunction, license or permit applicable to Purchaser so as to materially adversely affect the assets, business or any activity of Purchaser,
(iv) do not conflict with any provision of the certificate of incorporation or bylaws of Purchaser or any indenture, mortgage,

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deed of trust, credit agreement, loan agreement, or any other material agreement, contract or instrument binding upon Purchaser, (v) do not require any waivers, consents or approvals by any of its creditors which have not been obtained, or (vi) do not require any material approval which has not been obtained.

     5. Entire Agreement. This Fifth Amendment, along with the Agreement, including the Schedules (and the Introduction thereto) and Exhibits thereto, the
First Amendment, the Second Amendment, the Third Amendment, the Fourth
Amendment, any written amendments to the foregoing satisfying the requirements of Section 10.01 of the Agreement, the Non-Disclosure Agreement and the
Ancillary Agreements, including the schedules, exhibits and annexes thereto, constitutes the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes any previous agreements and understandings between the parties with respect to such matters. There are no promises, understandings or representations other than those set forth in those documents.

     6. Counterparts. This Fifth Amendment may be signed in any number of counterparts and the signatures delivered by telecopy, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and delivered in person.

     7. Governing Law. This Fifth Amendment and any disputes arising under or related thereto (whether for breach of contract, tortious conduct or otherwise)
shall be governed and construed in accordance with the laws of the State of New
York, without reference to its conflicts of law principles.

                  [Remainder of Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, Seller, Guarantor and Purchaser have caused this Third
Amendment to be duly executed as of the date first above written.

                                    TA LEASING HOLDING CO., INC., SELLER

                                    By: /s/ R.A. Perrelli
                                        ----------------------------------------
                                    Name: Ross Perrelli
                                    Title: Chief Executive Officer

                                    TAL INTERNATIONAL GROUP, INC., PURCHASER

                                    By: /s/ A. Richard Caputo, Jr.
                                        ----------------------------------------
                                    Name: A. Richard Caputo, Jr.
                                    Title: Vice President

                                    TRANSAMERICA CORPORATION,
                                       in its capacity as Guarantor
                                       pursuant to Section 5.12 of the Agreement

                                    By: /s/ Vincent E. Hillery
                                        ----------------------------------------
                                    Name: Vincent E. Hillery
                                    Title: Vice President

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